Exhibit 99

NEWS RELEASE

Contact:	William J. Small
Chairman, President and CEO
(419) 782-5015
bsmall@first-fed.com

For Immediate Release

FIRST DEFIANCE ANNOUNCES 2008
FOURTH QUARTER AND FULL YEAR EARNINGS

•	Net Income of $880,000 or $0.09 per common share for 2008 fourth quarter
•	Provision for Loan Losses of $3.8 million reflects difficult credit environment
•	Mortgage Servicing Rights Impairment of $2.7 million
•	Other-Than-Temporary Impairment of $599,000 recognized on certain investment securities
•	Net Interest Income increased by $3.5 million or 28% over 2007 fourth quarter
•	Net Interest Margin up 20 basis points from 2007 fourth quarter

DEFIANCE, OHIO (January 19, 2009) – First Defiance Financial Corp. (NASDAQ: FDEF) today announced that net income for the fiscal year ended December 31, 2008 totaled $7.4 million, or $0.91 per diluted common share compared to $13.9 million or $1.94 per diluted common  share for the year ended December 31, 2007. The 2008 results included $1.1 million of acquisition-related charges associated with the March 14, 2008 acquisition of Pavilion Bancorp of Adrian, Michigan (Pavilion) and its subsidiary the Bank of Lenawee. Excluding the after-tax impact of those charges, First Defiance had earnings of $8.1 million, or $1.00 per diluted common share for the year ended December 31, 2008. For the fourth quarter ended December 31, 2008, First Defiance earned $880,000 or $.09 per diluted common share compared to $3.6 million, or $0.50 per diluted common share for the fourth quarter of 2007.

“The year of 2008 was an uphill battle and the hill definitely got steeper in the fourth quarter,” said William J. Small, Chairman, President and CEO of First Defiance.  “The unprecedented economic and financial issues are reflected in these results. Credit quality continues to be very challenging as layoffs and business closings increase.  In addition, impairment charges in the investment portfolio and to mortgage serving rights are negatively impacting many banks.  However, even in this environment, we were profitable in 2008 and continue to have confidence in our core operation, our community bank focus and our strong capital levels.”

Credit Quality
The 2008 fourth quarter results include expense for provision for loan losses of $3.8 million, compared with just $603,000 in the same period in 2007.

Non-performing loans totaled $34.3 million at December 31, 2008, an increase from $25.5 million at September 30, 2008. The December 31, 2008 balance included $28 million of loans that are 90 days past due and another $6.3 million of loans considered non-performing because of changes in terms granted to borrowers but which are still accruing interest. In addition, First Defiance had $7 million of Real Estate Owned at December 31, 2008. For the 2008 fourth quarter, First Defiance recorded charge-offs of $2.7 million, which represented .67% of average loans outstanding (annualized).

“The economic challenges of the country and our market area continue to be reflected in our quarterly results,” said Mr. Small. “We recorded a provision for loan losses of $3.8 million, due primarily to the deterioration of a number of large credits in our commercial portfolio. Our underwriting standards are sound but we now have situations where established customers are struggling to make their payments. At the same time real estate values have declined and some collateral-dependent loans no longer have enough collateral value to support the outstanding balance, resulting in additional write downs. We are proactively working to identify all potential problems and mitigate our losses as much as possible.”

Mortgage Servicing Impairment Impacts Results
Results for the fourth quarter of 2008 were significantly impacted by a $2.7 million impairment of Mortgage Servicing Rights (MSRs) compared with a $38,000 impairment charge in the fourth quarter of 2007. At December 31, 2008, First Defiance serviced $1.1 billion in loans for others. The MSRs for those loans had a fair value of $6.6 million or 0.60% of the outstanding balance serviced at December 31, 2008. Total impairment reserves, which are available for recapture in the future, totaled $2.8 million at December 31, 2008.

Margin Improved by 20 Basis Points
“Despite the continued decline in overall market rates our net interest margin was strong at 3.72% for the quarter,” said Mr. Small. “This was a 20 basis point improvement over last year’s fourth quarter, although a decline of 9 basis points from the third quarter of 2008 level of 3.81%.”

Net interest margin improvement was driven by a 134 basis point decline in interest-bearing liabilities to 2.56% in the 2008 fourth quarter compared to 3.90% for the same period in 2007. That decline more than offset a 103 basis point drop in yields on interest-earning assets. The Pavilion acquisition and substantial growth in non-interest bearing liabilities contributed to the improvement. At December 31, 2008, non-interest bearing deposits were 12.0% of total deposits, compared to 10.0% at December 31, 2007.

“Despite the improvement over last year’s fourth quarter, we are seeing pressure on our net interest margin,” noted Mr. Small. “Both our yield on earnings assets and our average loan rates are down 18 basis points from this year’s third quarter, while deposit costs are only down 9 basis points. As a result, the overall margin slipped from 3.81% to 3.72% from the third quarter to the fourth quarter. With the historic cut in the Fed Funds rate last month, I think we’ll continue to experience downward pressure on our margin going into 2009.”

Investment Portfolio
The $599,000 Other-Than-Temporary Impairment (OTTI) charge recognized by First Defiance in the fourth quarter related to three Trust Preferred Collateralized Debt Obligations

(CDOs) investments with an original cost of $2.0 million which have been written down to a value of $419,000.  The company recorded an OTTI charge of $489,000 on one CDO investment that had an original cost of $1.0 million and recorded an additional OTTI charge of $110,000 on two equity notes of Trust Preferred CDOs in the 2008 fourth quarter. At December 31, 2008, the value of those equity note CDOs, which had a total original cost of $1.0 million, had been written down to $50,000.

First Defiance has other Trust Preferred CDO investments with a total cost of $7.6 million and market values of $3.5 million at December 31, 2008. The decline in value of those investments is primarily due to the overall lack of liquidity in the CDO market although the investments continue to pay principal and interest payments in accordance with the contractual terms of the securities. Management has not deemed the impairment in value of these CDO investments to be Other-Than-Temporary and therefore has not recognized the reduction in value of those investments in earnings.

The fourth quarter results were also impacted by a $577,000 write down of the cash value on a portion of the investments within the Bank-Owned-Life-Insurance (BOLI) portfolio. The total investment in BOLI at 2008 year end was $28.7 million.

Non-Interest Income
Total non interest income declined to $2.8 million in the fourth quarter of 2008 from $5.3 million in the fourth quarter of 2007.Service fees increased 26% or $722,000 in the fourth quarter of 2008 over the same period in 2007. Mortgage banking income declined $1.5 million compared to the fourth quarter of 2007 driven by a $2.7 million impairment charge on MSRs partially offset by an increase of $989,000 in gain on sale of mortgage loans. Loss on securities was $596,000 in the fourth quarter of 2008.

Non-Interest Expenses Year over Year Rise Due to Acquisition
Total non-interest expense increased to $13.6 million for the quarter ended December 31, 2008 compared to $12.2 million in the fourth quarter of 2007 and $15.2 million for the third quarter of 2008. Year over year increases across the board are generally attributable to the Pavilion acquisition, which closed late in the 2008 first quarter. The efficiency ratio for the 2008 fourth quarter was 69.25% compared to 67.63% in the fourth quarter of 2007.

Annual Results
Earnings for 2008 were $7.4 million, a decline of $6.5 million or 47% from 2007. Net interest income for 2008 totaled $62.2 million, a $13.5 million or 28% increase over 2007. Average interest-earning assets increased to $1.7 billion for 2008 compared to $1.4 billion in 2007. Net interest margin for 2008 was 3.80%, up 25 basis points from the 3.55% margin for the year ended December 31, 2007. The provision for loan losses for 2008 was $12.6 million, compared to $2.3 million in 2007.

Non-interest income for the 12-month period ended December 31, 2008 was $19.1 million compared to $22.1 million during the same period of 2007. The 2008 results include securities losses of $3.2 million recognized year-to-date for OTTI charges recognized for impaired investment securities. Service fees and other charges were $13.3 million for the year compared to $10.8 million for 2007, an increase of 23%. Mortgage banking income decreased by

$622,000 due to impairment charges of $2.7 million in 2008 and insurance commission income increased by $218,000 to $5.5 million in 2008.

Non-interest expense increased to $57.8 million for the full year of 2008 from $48.1 million in 2007. Excluding one-time acquisition-related charges of $1.1 million, most of this increase relates to ongoing costs of operating the eight branches acquired in the Pavilion acquisition. In addition, FDIC insurance expense has increased by $947,000 due to changes in the assessment rates and full utilization of credits issued by the FDIC in the 2008 first quarter. Non-interest expense for 2008 also includes $727,000 of expense associated with losses related to a former investment advisor, which were recorded in the 2008 second quarter following the denial of coverage under the Company’s fidelity bond.

Total Assets at $1.96 Billion
Total assets at December 31, 2008 were $1.96 billion, compared to $1.61 billion at December 31, 2007. Net loans receivable (excluding loans held for sale) were $1.59 billion at December 31, 2008 compared to $1.28 billion at December 31, 2007. Total deposits at December 31, 2008 were $1.47 billion compared to $1.22 billion at December 31, 2007. Non-interest bearing deposits at December 31, 2008 were $176.1 million compared to $121.6 million at December 31, 2007. Total stockholders’ equity was $229 million at December 31, 2008 compared to $166 million at the end of 2007, with the increase attributable to the 1,036,861 shares of First Defiance issued in the Pavilion acquisition. Also at December 31, 2008, goodwill and other intangible assets totaled $64.9 million compared to $40.4 million at December 31, 2007. The balance sheet changes are primarily attributable to the Pavilion acquisition.

Capital
First Defiance elected in the fourth quarter to receive $37 million of equity capital by issuing to the U.S. Department of Treasury 37,000 shares of Fixed Rate Cumulative Perpetual Preferred Series A Stock.

"First Defiance has proven that it is well positioned to continue its role as a leader in banking throughout our market area. We've been a leading lender to growing businesses in our region and we're looking forward to utilizing this capital to further expand our business and support the communities we serve,” said Small.

The Series A stock has a liquidation preference of $1,000 per share. The U.S. Treasury was also issued a 10-year warrant to purchase up to 550,595 shares of First Defiance Common Stock at an exercise price of $10.08 per share.

Impact of Recent Developments
“It would be nice to think all of the challenges we faced in 2008 are behind us as we move into 2009, but we all know there are many challenges ahead,” said Mr. Small. “2008 saw the continued decline in the housing market with additional foreclosures, bank failures, and unprecedented government intervention.  But, even in this extremely difficult setting, I believe there is great opportunity for community banks like ours. We remain well capitalized with a proven operating strategy and as we move forward we will pursue opportunities to continue to grow even in this economic environment.”

Conference Call
First Defiance Financial Corp. will host a conference call at 11:00 a.m. (EDT) on Tuesday, January 20, 2009 to discuss the earnings results and business trends. The conference call may be accessed by calling 800-860-2442.

Internet access to the call is also available (in listen-only mode) at the following Web address: http://www.talkpoint.com/viewer/starthere.asp?Pres=123058 ..

The audio replay of the conference call Webcast will be available at www.fdef.com until Tuesday, February 3, 2009. To receive a copy of the transcript, please call First Defiance Investor Relations at 419-782-5015.

First Defiance Financial Corp.
First Defiance Financial Corp., headquartered in Defiance, Ohio, is the holding company for First Federal Bank of the Midwest and First Insurance & Investments. First Federal operates 36 full service branches and 47 ATM locations in northwest Ohio, southeast Michigan and Fort Wayne, Indiana. First Insurance & Investments specializes in property and casualty and group health and life insurance, with offices in Defiance and Bowling Green, Ohio.

For more information, visit the company’s Web site at www.fdef.com.

Safe Harbor Statement
This news release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21 B of the Securities Act of 1934, as amended, which are intended to be safe harbors created thereby. Those statements may include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, forecasts and plans of First Defiance Financial Corp. and its management, and specifically include statements regarding: changes in economic conditions, the nature, extent and timing of governmental actions and reforms, future movements of interest rates, the production levels of mortgage loan generation, the ability to continue to grow loans and deposits, the ability to benefit from a changing interest rate environment, the ability to sustain credit quality ratios at current or improved levels, the ability to sell OREO properties, continued strength in the market area for First Federal Bank of the Midwest, and the ability of the Company to grow in existing and adjacent markets. These forward-looking statements involve numerous risks and uncertainties, including those inherent in general and local banking, insurance and mortgage conditions, competitive factors specific to markets in which the Company and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions and other risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission (SEC) filings, including the Company's Annual Report on Form 10-K for the year ended December 31, 2007. One or more of these factors have affected or could in the future affect the Company's business and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurances that the forward-looking statements included in this news release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other persons, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this news release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

Consolidated Balance Sheets
First Defiance Financial Corp.	(Unaudited)

	December 31,	December 31,
(in thousands)	2008	2007

Assets
Cash and cash equivalents
Cash and amounts due from depository institutions	$40,980	$53,976
Interest-bearing deposits	5,172	11,577
	46,152	65,553
Securities
Available-for sale, carried at fair value	117,575	112,370
Held-to-maturity, carried at amortized cost	886	1,117
	118,461	113,487

Loans	1,617,235	1,289,696
Allowance for loan losses	(24,592)	(13,890)
Loans, net	1,592,643	1,275,806
Loans held for sale	10,960	5,751
Mortgage servicing rights	6,611	5,973
Accrued interest receivable	7,293	6,755
Federal Home Loan Bank stock	21,376	18,586
Bank Owned Life Insurance	28,747	28,423
Office properties and equipment	47,756	40,545
Real estate and other assets held for sale	7,000	2,460
Goodwill	56,585	36,820
Core deposit and other intangibles	8,344	3,551
Other assets	5,249	5,694
Total Assets	$1,957,177	$1,609,404

Liabilities and Stockholders’ Equity
Non-interest-bearing deposits	$176,063	$121,563
Interest-bearing deposits	1,293,849	1,096,295
Total deposits	1,469,912	1,217,858
Advances from Federal Home Loan Bank	156,067	139,536
Notes payable and other interest-bearing liabilities	49,454	30,055
Subordinated debentures	36,083	36,083
Advance payments by borrowers for tax and insurance	652	762
Deferred taxes	2,811	1,306
Other liabilities	13,039	17,850
Total liabilities	1,728,018	1,443,450
Stockholders’ Equity
Preferred stock- including warrants and amortization of discount on preferred shares	37,011	-
Common stock, net	127	117
Additional paid-in-capital	140,449	112,651
Stock acquired by ESOP	-	(202)
Accumulated other comprehensive loss	(1,904)	(415)
Retained earnings	126,114	126,630
Treasury stock, at cost	(72,638)	(72,827)
Total stockholders’ equity	229,159	165,954
Total liabilities and stockholders’ equity	$1,957,177	$1,609,404

Consolidated Statements of Income (Unaudited)
First Defiance Financial Corp.
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in thousands, except per share amounts)	2008	2007	2008	2007
Interest Income:
Loans	$24,301	$22,984	$96,522	$90,866
Investment securities	1,375	1,447	5,756	5,735
Interest-bearing deposits	4	438	123	924
FHLB stock dividends	265	328	1,062	1,226
Total interest income	25,945	25,197	103,463	98,751
Interest Expense:
Deposits	7,503	10,227	31,354	40,356
FHLB advances and other	1,572	1,636	6,375	6,889
Subordinated debentures	462	596	1,907	2,115
Notes Payable	415	210	1,632	729
Total interest expense	9,952	12,669	41,268	50,089
Net interest income	15,993	12,528	62,195	48,662
Provision for loan losses	3,824	603	12,585	2,306
Net interest income after provision for loan losses	12,169	11,925	49,610	46,356
Non-interest Income:
Service fees and other charges	3,512	2,790	13,268	10,788
Mortgage banking income	(636)	833	2,990	3,612
Gain on sale of non-mortgage loans	3	22	180	226
Gain/(Loss) on securities	(596)	-	(3,160)	21
Insurance and investment sales commissions	1,115	1,034	5,496	5,278
Trust income	104	95	448	375
Income from Bank Owned Life Insurance	(428)	446	323	1,375
Other non-interest income	(310)	48	(476)	455
Total Non-interest Income	2,764	5,268	19,069	22,130
Non-interest Expense:
Compensation and benefits	6,408	5,897	28,829	25,245
Occupancy	1,922	1,776	7,484	6,100
State franchise tax	411	506	1,951	1,579
Acquisition related charges	85	-	1,117	-
Data processing	1,274	986	4,658	3,824
Amortization of intangibles	424	165	1,459	646
Other non-interest expense	3,047	2,831	12,296	10,719
Total Non-interest Expense	13,571	12,161	57,794	48,113
Income before income taxes	1,362	5,032	10,885	20,373
Income taxes	482	1,474	3,528	6,469
Net Income	$880	$3,558	$7,357	$13,904

Dividends Declared on Preferred Shares	$(145)	$-	$(145)	$-

Net Income Applicable to Common Shares	$735	$3,558	$7,212	$13,904

Earnings per common share:
Basic	$0.09	$0.51	$0.91	$1.96
Diluted	$0.09	$0.50	$0.91	$1.94

Core operating earnings per common share*:
Basic	$0.10	$0.51	$1.00	$1.96
Diluted	$0.10	$0.50	$1.00	$1.94

Average Shares Outstanding:
Basic	8,117	7,037	7,911	7,085
Diluted	8,117	7,108	7,911	7,178

* - See Non-GAAP Disclosure Reconciliations

Financial Summary and Comparison
First Defiance Financial Corp.	(Unaudited)
	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
(dollars in thousands, except per share data)	2008	2007	% change	2008	2007	% change
Summary of Operations

Tax-equivalent interest income (1)	26,188	25,383	3.2	104,360	99,477	4.9
Interest expense	9,952	12,669	(21.4)	41,268	50,089	(17.6)
Tax-equivalent net interest income (1)	16,236	12,714	27.7	63,092	49,388	27.7
Provision for loan losses	3,824	603	534.2	12,585	2,306	445.8
Tax-equivalent NII after provision for loan loss (1)	12,412	12,111	2.5	50,507	47,082	7.3
Securities losses	(596)	-	NM	(3,160)	21	NM
Non-interest income-excluding securities losses	3,360	5,268	(36.2)	22,229	22,109	0.5
Non-interest expense	13,571	12,161	11.6	57,794	48,113	20.1
Non-interest expense-excluding non-core charges	13,486	12,161	10.9	56,677	48,113	17.8
One time acquisition related charges	85	-	NM	1,117	-	NM
Income taxes	482	1,474	(67.3)	3,528	6,469	(45.5)
Net Income	880	3,558	(75.3)	7,357	13,904	(47.1)
Core operating earnings (2)	935	3,558	(73.7)	8,083	13,904	(41.9)
Tax equivalent adjustment (1)	243	186	30.6	897	726	23.6
At Period End
Assets	1,957,177	1,609,404	21.6
Earning assets	1,773,204	1,439,097	23.2
Loans	1,617,235	1,289,696	25.4
Allowance for loan losses	24,592	13,890	77.0
Deposits	1,469,912	1,217,858	20.7
Stockholders’ equity	229,159	165,954	38.1
Average Balances
Assets	1,938,461	1,589,264	22.0	1,852,345	1,544,369	19.9
Earning assets	1,730,284	1,432,061	20.8	1,655,725	1,391,140	19.0
Deposits and interest-bearing liabilities	1,718,315	1,404,065	22.4	1,638,426	1,361,920	20.3
Loans	1,591,144	1,265,307	25.8	1,511,877	1,241,817	21.7
Deposits	1,466,366	1,212,486	20.9	1,390,815	1,169,160	19.0
Stockholders’ equity	201,499	165,762	21.6	190,872	164,058	16.3
Stockholders’ equity / assets	10.39%	10.43%	(0.3)	10.30%	10.62%	(3.0)
Per Common Share Data
Net Income
Basic	$0.09	$0.51	(82.4)	$0.91	$1.96	(53.6)
Diluted	0.09	0.50	(82.0)	0.91	1.94	(53.1)
Core operating earnings (2)
Basic	$0.10	$0.51	(80.8)	$1.00	$1.96	(48.9)
Diluted	0.10	0.50	(80.6)	1.00	1.94	(48.2)
Dividends	0.17	0.26	(34.6)	0.95	1.01	(5.9)
Market Value:
High	$14.50	$26.93	(46.2)	$22.51	$30.25	(25.6)
Low	6.00	20.58	(70.8)	6.00	20.58	(70.8)
Close	7.73	22.02	(64.9)	7.73	22.02	(64.9)
Book Value	23.67	23.51	0.7	23.67	23.51	0.7
Tangible Book Value	15.67	17.79	(11.9)	15.67	17.79	(11.9)
Shares outstanding, end of period (000)	8,117	7,059	15.0	8,117	7,059	15.0
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.72%	3.52%	5.6	3.80%	3.55%	7.2
Return on average assets -GAAP	0.18%	0.89%	(79.7)	0.40%	0.90%	(55.9)
Return on average assets -Core Operating	0.19%	0.89%	(78.4)	0.44%	0.90%	(51.5)
Return on average equity- GAAP	1.74%	8.52%	(79.6)	3.85%	8.48%	(54.5)
Return on average equity- Core Operating	1.85%	8.52%	(78.3)	4.23%	8.48%	(50.1)
Efficiency ratio (3) -GAAP	69.25%	67.63%	2.4	67.74%	67.29%	0.7
Efficiency ratio (3) -Core Operating	68.82%	67.63%	1.8	66.43%	67.29%	(1.3)
Effective tax rate	35.39%	29.29%	20.8	32.41%	31.75%	2.1
Dividend payout ratio (basic)	188.89%	50.98%	NM	104.40%	51.53%	102.6
(1) Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2) Core operating earnings = Net income plus after tax effect of acquisition related and other one-time charges. See Non-GAAP Disclosure Reconciliation.
(3) Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains or losses, net and asset sales gains, net.
NM Percentage change not meaningful

Non-GAAP Disclosure Reconciliations
First Defiance Financial Corp.

Management believes that the presentation of the non-GAAP financial measures in this release assists investors when comparing results period-to-period in a more meaningful and consistent manner and provides a better measure of results for First Defiance's ongoing operations.

Core operating earnings are net income adjusted to exclude discontinued operations, merger, integration and restructuring expenses and the results of certain significant transactions not representative of ongoing operations.

	Three months ended		Twelve Months Ended
Core Operating Earnings	December 31,		December 31,
(dollars in thousands, except per share data)	2008	2007	2008	2007
Net Income	$880	$3,558	$7,357	$13,904

Acquisition related charges	85	-	1,117	-
Tax effect	(30)	-	(391)	-
After-tax non-operating items	55	-	726	-
Core operating earnings	$935	$3,558	$8,083	$13,904

Acquisition related charges in 2008 reflect charges associated with the acquisition of Pavilion Bancorp.

Core operating earnings is used as the numerator to calculate core operating return on average assets, core operating return on average equity and core operating earnings per share. Additionally, non-operating items are deducted from non-interest expense in the numerator and non-interest income in the denominator of the core operating efficiency ratio disclosed in the tables. Comparable information on a GAAP basis is also provided in the tables.

Income from Mortgage Banking

Revenue from sales and servicing of mortgage loans consisted of the following:
	Three months ended		Twelve Months Ended
	December 31,		December 31,
(dollars in thousands)	2008	2007	2008	2007

Gain from sale of mortgage loans	$1,587	$598	$4,395	$2,590
Mortgage loan servicing revenue (expense):
Mortgage loan servicing revenue	698	440	2,537	1,706
Amortization of mortgage servicing rights	(258)	(167)	(1,266)	(648)
Mortgage servicing rights valuation adjustments	(2,663)	(38)	(2,676)	(36)
	(2,223)	235	(1,405)	1,022
Total revenue from sale and servicing of mortgage loans	$(636)	$833	$2,990	$3,612

Yield Analysis
First Defiance Financial Corp.
	Three Months Ended December 31,
	2008			2007
	Average		Yield	Average		Yield
	Balance	Interest(1)	Rate(2)	Balance	Interest(1)	Rate(2)
Interest-earning assets:
Loans receivable	$1,591,144	$24,329	6.08%	$1,265,307	$22,997	7.21%
Securities	115,165	1,590	5.20%	112,910	1,620	5.68%
Interest Bearing Deposits	2,599	4	0.61%	35,259	438	4.93%
FHLB stock	21,376	265	4.93%	18,585	328	7.00%
Total interest-earning assets	1,730,284	26,188	6.00%	1,432,061	25,383	7.03%
Non-interest-earning assets	208,177			157,203
Total assets	$1,938,461			$1,589,264
Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,293,560	$7,503	2.31%	$1,098,408	$10,227	3.69%
FHLB advances and other	155,954	1,572	4.01%	128,677	1,636	5.04%
Other Borrowings	59,760	415	2.76%	26,605	210	3.13%
Subordinated debentures	36,235	462	5.07%	36,297	596	6.51%
Total interest-bearing liabilities	1,545,509	9,952	2.56%	1,289,987	12,669	3.90%
Non-interest bearing deposits	172,806	-	-	114,078	-	-
Total including non-interest-bearing demand deposits	1,718,315	9,952	2.30%	1,404,065	12,669	3.58%
Other non-interest-bearing liabilities	18,647			19,437
Total liabilities	1,736,962			1,423,502
Stockholders' equity	201,499			165,762
Total liabilities and stockholders' equity	$1,938,461			$1,589,264
Net interest income; interest rate spread		$16,236	3.44%		$12,714	3.13%
Net interest margin (3)			3.72%			3.52%
Average interest-earning assets to average interest bearing liabilities			112%			111%

	Twelve Months Ended December 31,
	2008			2007
	Average		Yield	Average		Yield
	Balance	Interest(1)	Rate(2)	Balance	Interest(1)	Rate(2)
Interest-earning assets:
Loans receivable	$1,511,877	$96,627	6.39%	$1,241,817	$90,913	7.32%
Securities	117,972	6,548	5.43%	112,577	6,414	5.68%
Interest Bearing Deposits	5,383	123	2.28%	18,161	924	5.09%
FHLB stock	20,493	1,062	5.18%	18,585	1,226	6.60%
Total interest-earning assets	1,655,725	104,360	6.30%	1,391,140	99,477	7.15%
Non-interest-earning assets	196,620			153,229
Total assets	$1,852,345			$1,544,369
Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,231,363	$31,354	2.55%	$1,064,960	$40,356	3.79%
FHLB advances and other	160,407	6,375	3.97%	136,484	6,889	5.05%
Other Borrowings	50,962	1,632	3.20%	23,841	729	3.06%
Subordinated debentures	36,242	1,907	5.26%	32,435	2,115	6.52%
Total interest-bearing liabilities	1,478,974	41,268	2.79%	1,257,720	50,089	3.98%
Non-interest bearing deposits	159,452	-	-	104,200	-	-
Total including non-interest-bearing demand deposits	1,638,426	41,268	2.52%	1,361,920	50,089	3.68%
Other non-interest-bearing liabilities	23,047			18,391
Total liabilities	1,661,473			1,380,311
Stockholders' equity	190,872			164,058
Total liabilities and stockholders' equity	$1,852,345			$1,544,369
Net interest income; interest rate spread		$63,092	3.51%		$49,388	3.17%
Net interest margin (3)			3.80%			3.55%
Average interest-earning assets to average interest bearing liabilities			112%			111%

(1) Interest on certain tax exempt loans and securities is not taxable for Federal income tax purposes. In order to compare the tax-exempt yields on these assets to taxable yields, the interest earned on these assets is adjusted to a pre-tax equivalent amount based on the marginal corporate federal income tax rate of 35%.
(2) Annualized
(3) Net interest margin is net interest income divided by average interest-earning assets.

Selected Quarterly Information
First Defiance Financial Corp.

(dollars in thousands, except per share data)	4th Qtr 2008	3rd Qtr 2008	2nd Qtr 2008	1st Qtr 2008	4th Qtr 2007
Summary of Operations
Tax-equivalent interest income (1)	$26,188	$26,876	$26,453	$24,843	$25,383
Interest expense	9,952	10,277	9,991	11,048	12,669
Tax-equivalent net interest income (1)	16,236	16,599	16,462	13,795	12,714
Provision for loan losses	3,824	4,907	2,797	1,058	603
Tax-equivalent NII after provision for loan losses (1)	12,412	11,692	13,665	12,737	12,111
Investment securities gains (losses)	(596)	(2,051)	(432)	(81)	-
Non-interest income (excluding securities gains/losses)	3,360	6,191	6,582	6,096	5,268
Non-interest expense	13,571	15,233	15,515	13,476	12,161
Acquisition and other on-time charges	85	20	262	750	-
Income taxes	482	44	1,349	1,653	1,474
Net income	880	322	2,735	3,419	3,558
Core operating earnings (2)	935	335	2,905	3,906	3,558
Tax equivalent adjustment (1)	243	233	216	204	186
At Period End
Total assets	$1,957,177	$1,922,026	$1,928,925	$1,886,047	$1,609,404
Earning assets	1,773,204	1,741,438	1,736,238	1,689,813	1,439,097
Loans	1,617,235	1,596,327	1,582,751	1,535,354	1,289,696
Allowance for loan losses	24,592	23,445	20,578	18,556	13,890
Deposits	1,469,912	1,435,804	1,427,141	1,413,701	1,217,858
Stockholders’ equity	229,159	189,676	194,280	194,780	165,954
Stockholders’ equity / assets	11.71%	9.87%	10.07%	10.33%	10.31%
Goodwill	56,585	56,830	56,111	57,315	36,820
Average Balances
Total assets	$1,938,461	$1,928,987	$1,898,165	$1,645,436	$1,589,264
Earning assets	1,730,284	1,727,343	1,689,398	1,475,882	1,432,061
Deposits and interest-bearing liabilities	1,718,315	1,712,212	1,678,026	1,445,113	1,404,065
Loans	1,591,144	1,585,489	1,544,409	1,326,468	1,265,307
Deposits	1,466,366	1,437,273	1,423,266	1,236,354	1,212,486
Stockholders’ equity	201,499	194,452	195,845	171,693	165,762
Stockholders’ equity / assets	10.39%	10.08%	10.32%	10.43%	10.43%
Per Common Share Data
Net Income:
Basic	$0.09	$0.04	$0.34	$0.48	$0.51
Diluted	0.09	0.04	0.34	0.47	0.50
Core operating earnings (2)
Basic	0.10	0.04	0.36	0.54	0.51
Diluted	0.10	0.04	0.36	0.54	0.50
Dividends	0.17	0.26	0.26	0.26	0.26
Market Value:
High	$14.50	$17.66	$20.00	$22.51	$26.93
Low	6.00	10.00	15.90	17.30	20.58
Close	7.73	11.01	16.01	18.35	22.02
Book Value	23.67	23.37	23.93	24.01	23.51
Shares outstanding, end of period (in thousands)	8,117	8,117	8,118	8,114	7,059
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.72%	3.81%	3.92%	3.76%	3.52%
Return on average assets -GAAP	0.18%	0.07%	0.58%	0.84%	0.89%
Return on average assets -Core Operating	0.19%	0.07%	0.62%	0.95%	0.89%
Return on average equity- GAAP	1.74%	0.66%	5.62%	8.01%	8.52%
Return on average equity- Core Operating	1.85%	0.69%	5.97%	9.15%	8.52%
Efficiency ratio (3) -GAAP	69.25%	66.84%	67.33%	67.75%	67.63%
Efficiency ratio (3) -Core Operating	68.82%	66.75%	66.19%	63.98%	67.63%
Effective tax rate	35.39%	12.02%	33.03%	32.59%	29.29%
Dividend payout ratio (basic)	188.89%	650.00%	76.47%	54.17%	50.98%
(1) Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2) See Non-GAAP Disclosure Reconciliation
(3) Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains, net and asset sales gains, net.

Selected Quarterly Information
First Defiance Financial Corp.

(dollars in thousands, except per share data)	4th Qtr 2008	3rd Qtr 2008	2nd Qtr 2008	1st Qtr 2008	4th Qtr 2007
Loan Portfolio Composition
One to four family residential real estate	$251,807	$250,244	$251,887	$262,710	$229,588
Construction	72,938	75,822	83,279	66,283	56,698
Commercial real estate	755,740	746,676	731,472	706,442	580,621
Commercial	356,574	353,453	351,812	332,772	283,072
Consumer finance	41,012	41,964	41,251	41,209	37,743
Home equity and improvement	161,106	158,992	153,715	151,563	128,080
Total loans	1,639,177	1,627,151	1,613,416	1,560,979	1,315,802
Less:
Loans in process	20,892	29,794	29,585	24,581	25,074
Deferred loan origination fees	1,050	1,030	1,080	1,044	1,032
Allowance for loan loss	24,592	23,445	20,578	18,556	13,890
Net Loans	$1,592,643	$1,572,882	$1,562,173	$1,516,798	$1,275,806

Allowance for loan loss activity
Beginning allowance	$23,445	$20,578	$18,556	$13,890	$13,427
Provision for loan losses	3,824	4,907	2,797	1,058	603
Reserve from acquisitions	-	121	38	4,099	-
Credit loss charge-offs:
One to four family residential real estate	369	478	281	57	33
Commercial real estate	1,480	1,495	319	464	135
Commercial	593		220	-	7
Consumer finance	224	73	56	27	42
Home equity and improvement	57	216	18	72	30
Total charge-offs	2,723	2,262	894	620	247
Total recoveries	46	101	81	129	107
Net charge-offs (recoveries)	2,677	2,161	813	491	140
Ending allowance	$24,592	$23,445	$20,578	$18,556	$13,890

Credit Quality
Non-accrual loans	$28,009	$24,630	$17,727	$13,497	$9,217
Restructured loans, accruing	6,250	905	-	-	-
Total non-performing loans (2)	34,259	25,535	17,727	13,497	9,217
Real estate owned (REO)	7,000	4,776	3,158	3,448	2,460
Total non-performing assets (2)	$41,259	$30,311	$20,885	$16,945	$11,677
Net charge-offs	2,677	2,161	813	491	140

Allowance for loan losses / loans	1.52%	1.47%	1.30%	1.21%	1.08%
Allowance for loan losses / non-performing assets	59.60%	77.35%	98.53%	109.51%	118.95%
Allowance for loan losses / non-performing loans	71.78%	91.82%	116.08%	137.48%	150.70%
Non-performing assets / loans plus REO	2.54%	1.89%	1.32%	1.10%	0.90%
Non-performing assets / total assets	2.11%	1.57%	1.08%	0.90%	0.73%
Net charge-offs / average loans (annualized)	0.67%	0.56%	0.21%	0.15%	0.04%

Deposit Balances
Non-interest-bearing demand deposits	$176,063	$158,139	$181,034	$168,049	$121,563
Interest-bearing demand deposits and money market	374,488	365,251	401,401	408,979	342,367
Savings deposits	132,145	145,019	146,697	144,184	105,873
Retail time deposits less than $100,000	578,244	557,643	514,209	529,990	509,720
Retail time deposits greater than $100,000	170,485	177,848	163,614	162,400	137,927
National/Brokered time deposits	38,486	31,904	20,186	99	408
Total deposits	$1,469,911	$1,435,804	$1,427,141	$1,413,701	$1,217,858

(1) Non-performing loans consist of non-accrual loans that are contractually past due 90 days or more and loans that are deemed impaired under the criteria of FASB Statement No. 114. Non-performing assets are non-performing loans plus real estate and other assets acquired by foreclosure or deed-in-lieu thereof.

Loan Delinquency Information
First Defiance Financial Corp.

(dollars in thousands)	Total Balance	Current	30 to 89 days past due	90+ days past due (1)	Troubled Debt Restructuring

December 31, 2008
One to four family residential real estate	$251,826	$242,566	$4,676	$4,584	$1,101
Construction	72,938	72,814	52	72	-
Commercial real estate	755,740	730,355	5,406	19,979	2,205
Commercial	356,574	352,022	1,671	2,881	2,944
Consumer finance	41,012	40,428	515	69	-
Home equity and improvement	161,106	155,658	5,024	424	-
Total loans	$1,639,196	$1,593,843	$17,344	$28,009	$6,250

September 30, 2008
One to four family residential real estate	$250,244	$240,791	$4,053	$5,400	$902
Construction	75,822	74,232	101	1,489	-
Commercial real estate	746,676	726,013	6,914	13,749	-
Commercial	353,453	348,507	1,371	3,575	3
Consumer finance	41,964	41,341	473	150	-
Home equity and improvement	158,992	156,645	2,080	267	-
Total loans	$1,627,151	$1,587,529	$14,992	$24,630	$905

December 31, 2007
One to four family residential real estate	$229,588	$226,264	$1,751	$1,573	$-
Construction	56,698	56,432	-	266	-
Commercial real estate	580,621	569,814	4,819	5,988	-
Commercial	283,072	281,805	592	675	-
Consumer finance	37,743	37,448	276	19	-
Home equity and improvement	128,080	125,969	1,415	696	-
Total loans	$1,315,802	$1,297,732	$8,853	$9,217	$-

(1) All loans 90+ days past due are non accrual